Exhibit 99.1

VCA Inc. Reports First Quarter 2015 Results

  Revenue increased 11.1% to a first quarter record of $499.5 million
  Gross profit increased 12.2% to $113.9 million
  Operating income increased 12.9% to $69.1 million
  Diluted earnings per common share increased 21.1% to $0.46
  Non-GAAP diluted earnings per common share increased 19.0% to $0.50

LOS ANGELES--(BUSINESS WIRE)--April 29, 2015--VCA Inc. (NASDAQ: WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the first quarter ended March 31, 2015, as follows: revenue increased 11.1% to a first quarter record of $499.5 million; gross profit increased 12.2% to $113.9 million; operating income increased 12.9% to $69.1 million; net income increased 12.5% to $38.3 million and diluted earnings per common share increased 21.1% to $0.46. Non-GAAP diluted earnings per common share, which excludes acquisition-related amortization, increased 19.0% to $0.50.

Bob Antin, Chairman and CEO, stated, “Our Animal Hospital business segment same-store revenue growth rate continues to accelerate, driven by an increase in both the number of orders and the average revenue per order. Our Laboratory business segment experienced 6.1% internal revenue growth resulting in a 250 basis point increase in gross profit margin. Accordingly, we are very optimistic with respect to our results for the full year ended December 2015.

“Animal Hospital revenue in the current quarter increased 11.8%, to $393.0 million, driven by acquisitions made during the past 12 months and same-store revenue growth of 5.3%. Our same-store gross profit margin increased to 14.6% from 14.1%, and our total gross margin increased to 14.1%, from 13.9% in the prior-year quarter. During the quarter, we acquired 11 independent animal hospitals which had historical combined annual revenue of $16.3 million.

“Laboratory internal revenue in the first quarter increased 6.1%, to $94.0 million. Our Laboratory gross profit margin increased to 51.1% from 48.6%, and our operating margin increased to 41.6%, from 39.6% in the prior-year quarter.

“During the quarter we repurchased 850,000 shares of our common stock for $43.3 million. Since the Board authorized our repurchase programs in April 2013, through the first quarter 2015, we have acquired 8.2 million shares for $321.8 million. We currently have $203.4 million left in our authorization.”

2015 Guidance

We re-affirm the annual guidance we provided on February 11, 2015.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing Non-GAAP financial measures including Non-GAAP net income, Non-GAAP gross profit, Non-GAAP operating income and Non-GAAP diluted earnings per common share. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items and amortization of intangibles acquired in acquisitions.

Management believes these adjusted measures are useful to management and investors in evaluating the Company’s operational performance and their use provides an additional tool for evaluating the Company’s operating results and trends. As a result, these Non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends.

There is a material limitation associated with the use of these Non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the Non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in Non-GAAP financial measures, and we reconcile the Non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled “Supplemental Operating Data.”

Conference Call

We will discuss our first quarter 2015 financial results during a conference call today, April 29th, at 9:00 a.m. Eastern Time. A live broadcast of the call may be accessed by visiting our website at investor.vca.com. The call may also be accessed by dialing 877-293-5492. Interested parties should call at least ten minutes prior to the start of the call to register. Replay of the webcast will be available for ninety days by visiting the company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the forward-looking statements in this press release are statements addressing our 2015 guidance and plans, expectations, future financial position and results of operation. These forward-looking statements are not historical facts and are inherently uncertain and out of our control. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Among other factors that could cause our actual results to differ from this forward-looking information are: the continued effects of the economic uncertainty prevailing in regions in which we operate; our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; and the effects of the other factors discussed in our Annual Report on Form 10-K, Reports on Form 10-Q and our other filings with the SEC.

About VCA Inc.

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, additionally we are the largest provider of online communication, professional education and marketing solutions to the veterinary community. We also supply diagnostic imaging equipment to the veterinary industry.

VCA Inc.
Condensed, Consolidated Income Statements
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Revenue:
Animal hospital	$393,026	$351,588
Laboratory	93,972	88,534
All other	34,227	28,121
Intercompany	(21,772)	(18,736)
	499,453	449,507

Direct costs	385,591	348,056

Gross profit:
Animal hospital	55,484	48,800
Laboratory	47,982	43,031
All other	11,424	9,969
Intercompany	(1,028)	(349)
	113,862	101,451

Selling, general and administrative expense:
Animal hospital	11,221	9,128
Laboratory	8,865	8,018
All other	8,687	8,348
Corporate	15,625	15,946
	44,398	41,440

Net loss (gain) on sale or disposal of assets	335	(1,221)
Operating income	69,129	61,232
Interest expense, net	4,837	4,167
Other expense (income)	66	(53)
Income before provision for income taxes	64,226	57,118
Provision for income taxes	24,673	22,203
Net income	39,553	34,915
Net income attributable to noncontrolling interests	1,252	872
Net income attributable to VCA Inc.	$38,301	$34,043

Diluted earnings per share	$0.46	$0.38

Weighted-average shares outstanding for diluted earnings per share	83,373	89,421

VCA Inc.
Condensed, Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$59,278	$81,383
Trade accounts receivable, net	73,766	60,482
Inventory	55,142	56,050
Prepaid expenses and other	30,425	36,924
Deferred income taxes	30,324	30,331
Prepaid income taxes	—	18,277
Total current assets	248,935	283,447
Property and equipment, net	472,944	468,041
Other assets:
Goodwill	1,439,598	1,415,861
Other intangible assets, net	82,913	88,175
Notes receivable	2,695	2,807
Deferred financing costs, net	7,440	7,874
Other	70,477	65,815
Total assets	$2,325,002	$2,332,020
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$26,598	$19,356
Accounts payable	40,997	46,284
Accrued payroll and related liabilities	78,159	64,359
Income tax payable	2,570	—
Other accrued liabilities	69,979	67,219
Total current liabilities	218,303	197,218
Long-term debt, less current portion	766,591	775,412
Deferred income taxes	103,162	103,502
Other liabilities	31,745	33,190
Total liabilities	1,119,801	1,109,322
Redeemable noncontrolling interests	11,108	11,077
VCA Inc. stockholders’ equity:
Common stock	82	83
Additional paid-in capital	116,068	155,802
Retained earnings	1,102,459	1,064,158
Accumulated other comprehensive loss	(34,605)	(19,397)
Total VCA Inc. stockholders’ equity	1,184,004	1,200,646
Noncontrolling interests	10,089	10,975
Total equity	1,194,093	1,211,621
Total liabilities and equity	$2,325,002	$2,332,020

VCA Inc.
Condensed, Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net income	$39,553	$34,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,797	19,767
Amortization of debt issue costs	434	304
Provision for uncollectible accounts	1,183	890
Net loss (gain) on sale or disposal of assets	335	(1,221)
Share-based compensation	4,132	4,544
Excess tax benefit from stock based compensation	(791)	(392)
Other	(989)	(905)
Changes in operating assets and liabilities:
Trade accounts receivable	(14,570)	(5,825)
Inventory, prepaid expense and other assets	2,862	(1,389)
Accounts payable and other accrued liabilities	(6,954)	(3,773)
Accrued payroll and related liabilities	14,052	6,247
Income taxes	21,581	15,165
Net cash provided by operating activities	80,625	68,327
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(32,150)	(17,295)
Real estate acquired in connection with business acquisitions	(1,502)	—
Property and equipment additions	(16,526)	(16,619)
Proceeds from sale of assets	92	859
Other	(576)	520
Net cash used in investing activities	(50,662)	(32,535)
Cash flows from financing activities:
Repayment of debt	(5,165)	(12,806)
Distributions to non-controlling interest partners	(1,325)	(1,090)
Purchase of non-controlling interests	(1,483)	(326)
Proceeds from issuance of common stock under stock option plans	404	372
Excess tax benefit from stock based compensation	791	392
Repurchase of common stock	(44,845)	(9,793)
Other	(80)	—
Net cash used in financing activities	(51,703)	(23,251)
Effect of currency exchange rate changes on cash and cash equivalents	(365)	(282)
(Decrease) increase in cash and cash equivalents	(22,105)	12,259
Cash and cash equivalents at beginning of period	81,383	125,029
Cash and cash equivalents at end of period	$59,278	$137,288

VCA Inc.
Supplemental Operating Data (cont)
(Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to	Three Months Ended March 31,
VCA Inc., to Non-GAAP net income attributable
to VCA Inc. (1)	2015	2014

Net income attributable to VCA Inc.	$38,301	$34,043
Acquisitions related amortization (1)	5,526	5,147
Tax benefit from acquisitions related amortization (1)	(2,163)	(2,015)
Non-GAAP net income attributable to VCA Inc.	$41,664	$37,175

Table #2	Three Months Ended March 31,
Reconciliation of diluted earnings per share to
Non-GAAP diluted earnings per share (1)	2015	2014

Diluted earnings per share	$0.46	$0.38
Impact of acquisitions related amortization, net of tax (1)	0.04	0.04
Non-GAAP diluted earnings per share	$0.50	$0.42

Shares used for computing diluted earnings per share	83,373	89,421

Table #3	Three Months Ended March 31,
Reconciliation of consolidated gross profit to
Non-GAAP consolidated gross profit (1)	2015	2014

Consolidated gross profit	$113,862	$101,451
Impact of acquisitions related amortization (1)	5,465	5,080
Non-GAAP consolidated gross profit	$119,327	$106,531
Non-GAAP consolidated gross profit margin	23.9%	23.7%

Table #4	Three Months Ended March 31,
Reconciliation of consolidated operating income to
Non-GAAP consolidated operating income (1)	2015	2014

Consolidated operating income	$69,129	$61,232
Impact of acquisitions related amortization (1)	5,526	5,147
Non-GAAP consolidated operating income	$74,655	$66,379
Non-GAAP consolidated operating margin	14.9%	14.8%

_________________________________________________

(1) Management believes that investors’ understanding of our performance is enhanced by disclosing adjusted measures as the reported amounts, adjusted to exclude certain significant items and acquisition-related amortization. Non-GAAP net income, Non-GAAP diluted earnings per common share, Non-GAAP consolidated gross profit and Non-GAAP consolidated operating income measures are not, and should not be viewed as substitutes for U.S. generally accepted accounting principles (GAAP) net income, its components and diluted earnings per share.

VCA Inc.
Supplemental Operating Data (cont)
(Unaudited - In thousands, except per share amounts)

	As of
Table #5	March 31, 2015	December 31, 2014
Selected consolidated balance sheet data
Debt:
Senior term notes	$600,000	$600,000
Revolving credit	135,000	135,000
Other debt and capital leases	58,189	59,768
Total debt	$793,189	$794,768

	Three Months Ended March 31,
Table #6
Selected expense data	2015	2014

Rent expense	$18,780	$16,929

Depreciation and amortization included in direct costs:
Animal hospital	$15,962	$14,574
Laboratory	2,475	2,516
All other	940	1,731
Intercompany	(523)	(465)
	$18,854	$18,356

Depreciation and amortization included in selling, general and administrative expense	943	1,411
Total depreciation and amortization	$19,797	$19,767

Share-based compensation included in direct costs:
Laboratory	$161	$150

Share-based compensation included in selling, general and administrative expense:
Animal hospital	664	517
Laboratory	366	381
All other	202	182
Corporate	2,739	3,314
	3,971	4,394
Total share-based compensation	$4,132	$4,544

CONTACT:
VCA Inc.
Tomas Fuller, 310-571-6505
Chief Financial Officer